CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Fidelity Bankshares, Inc. on Form S-3 of our report dated March 9, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-K of Fidelity Bankshares, Inc. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

  /s/ Deloitte & Touche LLP

West Palm Beach, Florida
November 19, 2004